SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Ore Pharmaceuticals Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 18, 2008

Dear Stockholder:

We are pleased to invite you to the Ore Pharmaceuticals Inc. 2008 Annual Meeting of Stockholders. The meeting will be held on Friday, May 23, 2008 at 9:30 a.m. Eastern Daylight Time at the Company’s former Corporate offices located at 50 West Watkins Mill Road, Gaithersburg, Maryland 20878.

Enclosed for your review are a number of important items, including a notice of matters to be voted on at the meeting, our proxy statement, a proxy card and our 2007 Annual Report to Stockholders.

Whether or not you plan to attend, please authorize your proxy in one of three ways: via Internet, telephone or mail.  Instructions regarding authorizing your proxy by Internet and telephone are included on the proxy card.  If you choose to authorize your proxy by mail, please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope.  You may revoke your proxy at any time before it is exercised as explained in the proxy statement.

If you plan to attend the meeting, please bring photo identification for admission. Also, if your shares are held in the name of a broker, bank or other nominee, please bring with you a proxy, letter or account statement (or copy thereof) from your broker, bank or nominee confirming your beneficial ownership of Ore Pharmaceuticals stock so that you can be admitted to the meeting. Also, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Sincerely,

/s/ J. Stark Thompson, Ph.D.	/s/ Charles L. Dimmler, III

J. Stark Thompson, Ph.D.	Charles L. Dimmler, III
Chairman of the Board	Chief Executive Officer and President

ORE PHARMACEUTICALS INC.
610 PROFESSIONAL DRIVE, SUITE 101
GAITHERSBURG, MARYLAND 20879

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2008

TO THE STOCKHOLDERS OF ORE PHARMACEUTICALS INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ORE PHARMACEUTICALS INC., a Delaware corporation (the “Company”), will be held on Friday, May 23, 2008 at 9:30 a.m. Eastern Daylight Time at the Company’s former Corporate offices located at 50 West Watkins Mill Road, Gaithersburg, Maryland 20878, for the following purposes:

1.           To elect J. Stark Thompson and Mark Gessler as Class II directors to serve for a term of three years;

2.           To consider and vote upon a proposal to approve an amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Company to give effect to a one-for–five reverse stock split of the Company’s common stock;

3.           To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008; and

4.           To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 17, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ F. Dudley Staples, Jr.
F. Dudley Staples, Jr.
General Counsel and Secretary
Gaithersburg, Maryland
April 18, 2008

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. You may also authorize your proxy by Internet or telephone. (Please see the instructions for authorizing your proxy by Internet and telephone on the proxy card). Even if you have authorized your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

ORE PHARMACEUTICALS INC.
610 PROFESSIONAL DRIVE, SUITE 101
GAITHERSBURG, MARYLAND 20879

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 23, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXIES

General

The enclosed proxy is solicited on behalf of the Board of Directors of ORE PHARMACEUTICALS INC., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Friday, May 23, 2008 at 9:30 a.m. Eastern Daylight Time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s former corporate offices located at 50 West Watkins Mill Road, Gaithersburg, Maryland 20878. The Company intends to mail this proxy statement and accompanying proxy card on or about April 21, 2008 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), beneficially owned by others to forward to beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request, BNY/Mellon Shareowner Services for a fee estimated at $7,500. No additional compensation will be paid to directors, officers or other regular employees of the Company for these services.

Voting, Outstanding Shares and Quorum

Only holders of record of the Company’s Common Stock at the close of business on April 17, 2008, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on April 17, 2008, the Company had outstanding and entitled to vote 27,515,461 shares of Common Stock. A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum for the Annual Meeting. Each holder of record of Common Stock on the record date above will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.  All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Stockholders entitled to vote at the Annual Meeting may either vote “FOR” the nominees for election as directors or may “WITHHOLD AUTHORITY” for any or all nominees. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. A director is elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. If a stockholder withholds authority to vote with respect to any nominee for director, the shares held by that stockholder will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee.

With respect to Proposals 2 and 3, to amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to give effect to a one-for–five reverse stock split of the Company’s common stock (the “Reverse Stock Split”) and to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008, respectively, stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” on these proposals.  The affirmative vote of the holders of a majority of the outstanding shares will be required to amend the Certificate of Incorporation to give effect to the Reverse Stock Split.  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of Ernst & Young LLP. Abstentions from voting on Proposals 2 and 3 will be counted as present for purposes of establishing a quorum and will have the same effect as a vote against the proposal.

A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner properly executes and returns a proxy without voting on a particular proposal because the holder of record does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.  With respect to Proposals 1 and 3, broker non-votes are counted towards a quorum, but are not considered “entitled to vote” and are not counted for any purpose in determining whether the matters to be voted upon have been approved.   With respect to Proposal 2, broker non-notes are also counted towards a quorum, but because the affirmative vote of a majority of the outstanding shares is required to amend the Certificate of Incorporation to give effect to the Reverse Stock Split, broker non-votes will therefore have the same effect as a negative vote or a vote against Proposal 2.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. The proxy may be revoked by filing with the Secretary of the Company at the Company’s executive offices, 610 Professional Drive, Suite 101, Gaithersburg, Maryland 20879, written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Stockholder Proposals

Under the rules of the Securities and Exchange Commission (“SEC”), if a stockholder wants the Company to include a proposal in the Company’s proxy statement for presentation at the 2009 Annual Meeting, the proposal must be submitted to the Company in writing and be received by the Company at the Company’s executive offices at 610 Professional Drive, Suite 101, Gaithersburg, Maryland 20879, Attention: Corporate Secretary, by December 19, 2008.

Under the Company’s Amended and Restated Bylaws (the “Bylaws”), and as permitted by the rules of the SEC, a stockholder must follow certain procedures to nominate a person for election as a director or to introduce an item of business at an Annual Meeting. These procedures provide that a nomination or proposal to be considered at an Annual Meeting must generally be submitted in writing to the Corporate Secretary so that it is received no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, before the first anniversary of the date of the prior year’s annual meeting of stockholders. Stockholders intending to submit a proposal or nomination for next year’s Annual Meeting should review the Company’s Bylaws, which contain the deadlines and other requirements with respect to advance notice of stockholder proposals and director nominations. Stockholders may obtain a copy of the Bylaws from the Company upon request, or may access them directly from the Company’s website, www.orepharma.com.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term.  At each Annual Meeting, the stockholders elect directors for a full term of three years to succeed the directors of the class whose terms expire at such Annual Meeting.  However, vacancies on the Board of Directors (including vacancies caused by an increase in the size of the Board of Directors) are filled by persons elected by a majority of the remaining directors.  A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the Board of Directors) serves for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board of Directors is presently composed of eight members.  There are three directors in the class whose term of office expires in 2008, one of whom, Dr. Frank L. Douglas, has decided not to seek a new term. The Board of Directors has determined that following the previous resignation of Lloyd I. Miller, III, and the decision by Dr. Douglas to not seek another term, the size of the Board of Directors would be reduced from nine members prior to Mr. Miller’s resignation to seven as of immediately following the Annual Meeting.  In the period between Mr. Miller’s resignation until the Annual Meeting, the vacancy created by Mr. Miller’s resignation will not be filled. If elected at the Annual Meeting, each of the nominees would serve until the 2011 Annual Meeting and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal for cause.

A director is elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. Shares represented by executed proxies will be voted, if the authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, shares represented by executed proxies will be voted for the election of such substitute nominee as the Board of Directors may propose. The persons nominated for election have agreed to serve if elected, and the Company has no reason to believe the nominees will be unable to serve.

           The following table sets forth, as of March 21, 2008, the names of the Board of Directors’ nominees for election as directors and those directors who will continue to serve after the Annual Meeting.  Also set forth below is certain other information with respect to each such person’s age, the periods during which he has served as a director and positions currently held with the Company.

Nominees for a Three-Year Term	Age	Director Since	Expiration of Term	Positions and Offices Held
Mark D. Gessler	46	2000	2011	Director
J. Stark Thompson, Ph.D	66	2002	2011	Chairman of the Board of Directors

Continuing Directors
Charles L. Dimmler, III	66	1996	2009	Chief Executive Officer and President
G. Anthony Gorry, Ph.D	67	1997	2009	Director
Michael J. Brennan, M.D., Ph.D	50	1995	2010	Director
Mark Gabrielson	52	2007	2010	Director
David L. Urdal, Ph.D.	58	2007	2010	Director

Set forth below is biographical information for the persons nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for election for a term expiring at the 2011 Annual Meeting of Stockholders

Mark D. Gessler has served as a director since 2000. From June 2000 until March 2007, Mr. Gessler served as Chief Executive Officer of the Company, and from January 1999 until March 2007, as President of the Company.  From April 2001 to November 2004, Mr. Gessler served as the Company’s Chairman of the Board of Directors. Mr. Gessler holds an MBA from the University of Tennessee.

J. Stark Thompson, Ph.D. has been non-executive Chairman of the Board of the Company since November 2004 and has served as a director since February 2002. From 1988 until his retirement in November 2000, Dr. Thompson served as the President, Chief Executive Officer and as a director of Life Technologies, Inc., a developer, manufacturer and supplier of products and services for life science research. Dr. Thompson is a Director of Luminex Corporation, where he serves on the Auditing and Nominating Committees. Dr. Thompson has a Ph.D. in Physiological Chemistry from Ohio State University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

Directors continuing in office until the 2009 Annual Meeting of Stockholders

Charles L. Dimmler, III has served as Chief Executive Officer and President since March 2007 and as a director since May 1996. From March 2004 until November 2006, Mr. Dimmler served as Executive Chairman and from August 2005 to November 2006, as Chief Executive Officer, of NOBEX Corporation, a privately held biopharmaceutical company.  Mr. Dimmler had been brought in to help identify and implement a new strategic direction for Nobex, which ultimately filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in December 2005 and was subsequently liquidated in March 2006.  Since December 2003, Mr. Dimmler has served as Managing Principal of Newcastle Harbor, LLC, a privately held family asset management firm specializing in investments in healthcare and life sciences enterprises.  From February 2001 through December 2003, Mr. Dimmler served as Chief Investment Officer of H. Lundbeck A/S, a pharmaceutical company listed on the Copenhagen stock exchange and Chief Executive Officer and Chairman of the Board of Directors of Lundbeck, Inc., a wholly-owned subsidiary of H. Lundbeck A/S. Mr. Dimmler holds a B.A. from the University of California at Davis.

G. Anthony Gorry, Ph.D. has served as a director since January 1997. Since prior to March 2001, Dr. Gorry has been the Friedkin Professor of Management and Professor of Computer Science at Rice University, where he also serves as the Director of the Center for Technology in Teaching and Learning. Dr. Gorry directs a training grant on computational biology funded by the National Library of Medicine. He is also Adjunct Professor of Neuroscience at Baylor College of Medicine.  Dr. Gorry holds a B.Eng. from Yale University, an M.S. in chemical engineering from the University of California, Berkeley and a Ph.D. in computer science from the Massachusetts Institute of Technology.

Directors continuing in office until the 2010 Annual Meeting of Stockholders

Michael J. Brennan, M.D., Ph.D. has served as a director since December 1995. Since his retirement as the Company’s Chief Executive Officer in 2000 and the Chairman of the Board in 2001, Dr. Brennan has been employed by the Company as Director of Strategic Initiatives. Since January 2006, Dr. Brennan has been Managing Director of Pearl Street Venture Funds, a venture capital firm. From December 2003 until December 2005, Dr. Brennan was a Managing Director of Coastview Capital, a venture capital firm focused exclusively on life science investments. From September 2000 until April 2003, Dr. Brennan was a General Partner of Oxford Biosciences Partners, a venture capital firm specializing in the financing of early stage healthcare companies. Dr. Brennan received a Ph.D. in neurobiology and an M.D. from the University of Witwatersrand, Johannesburg, South Africa.

David L. Urdal, Ph.D. was appointed a director in April 2007. Dr. Urdal is a Senior Vice President of Dendreon Corporation and has been the Chief Scientific Officer and a Director since July 1995. Dendreon Corporation is a biotechnology company developing targeted therapies for cancer. Previously, he served as Dendreon’s President from January 2001 to December 2003 and as its Executive Vice President from January 1999 through December 2000.  From 1982 until July 1995, Dr. Urdal held various positions with Immunex Corporation, including President of Immunex Manufacturing Corporation, Vice President and Director of Development, and Head of the departments of biochemistry and membrane biochemistry.  Dr. Urdal received a Ph.D. in Biochemical Oncology from the University of Washington.

Mark J. Gabrielson was appointed a director in April 2007.  Mr. Gabrielson is founder and Managing General Partner of p-Value Capital LLC, an investment management firm focused on special situations in the pharmaceutical industry. Mr. Gabrielson also is a co-founder and Director of Pulmatrix Inc., a privately held company that is developing inhalant technologies to help control respiratory infectious disease. From March 2003 until January 2008, Mr. Gabrielson served as the Chief Executive Officer of Pulmatrix Inc. From 1999 until December 2003, Mr. Gabrielson was a founder and Managing Member of Fordyce & Gabrielson LLC, a venture capital firm where he led a series of investments in early stage technology-intensive companies, including Pulmatrix. From 1990 to1999, Mr. Gabrielson was a General Partner of Prince Ventures LP, a private venture capital firm specializing in healthcare investing. Mr. Gabrielson holds an A.B. Degree from Princeton University.

CORPORATE GOVERNANCE

Board of Directors

Dr. Thompson serves as non-executive Chairman of the Board. During 2007, the Board of Directors held eighteen meetings. The Board of Directors has an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. During 2007, each Board member except for Dr. Frank Douglas participated in 75% or more of the aggregate number of the meetings of the Board of Directors and of the committees on which he served that were held during the period for which he was a director or committee member, respectively.

The Board of Directors has determined that a majority of its members are independent directors under the NASDAQ Global Market’s (“NASDAQ”) rules for director independence. The independent directors are Drs. Douglas, Gorry, Thompson, Urdal and Mr. Gabrielson.

All of the standing committees of the Board of Directors are comprised entirely of independent directors. The chairpersons of the Company’s standing committees are appointed by the Board of Directors. Below is a chart showing the structure and current membership of the standing committees of the Board of Directors.  Until his appointment as Chief Executive Officer on March 21, 2007, Mr. Dimmler served as Chairman of the Audit Committee and as a member of the Compensation Committee and the Corporate Governance and Nominating Committee.  Dr. Thompson served as the Chairman of the Audit Committee from March 21, 2007 until July 31, 2007. Dr. Gorry served as Chair of the Compensation Committee until April 25, 2007.

Member	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Mark Gabrielson	C
G. Anthony Gorry, Ph.D.	X	X	C
J. Stark Thompson, Ph.D.	X	**	**
David L. Urdal, Ph.D.		C	X

X      Member
C      Chairperson
**     Ex-officio, non-voting participant

Audit Committee

The Audit Committee is currently composed of three non-employee directors, each of whom is independent under the NASDAQ rules. During 2007, the Audit Committee consisted of Charles L. Dimmler, III (Chairman and member until March 21, 2007), J. Stark Thompson (Chairman from March 21, 2007 to July 31, 2007 and otherwise ex officio until February 21, 2008, when he was appointed as a voting member), Mark Gabrielson (member from April 25, 2007 and Chairman from August 1, 2007), G. Anthony Gorry until April 25, 2007 and from March 21, 2008, and Lloyd I. Miller from April 25, 2007 until his resignation on March 14, 2008.  Effective March 21, 2007, Mr. Dimmler became Chief Executive Officer and President of the Company and is no longer a member of the Audit Committee.  J. Stark Thompson, Ph.D. became the Chairman of the Audit Committee on March 21, 2007 and continued as Chairman until July 31, 2007.  Mr. Gabrielson became Chairman of the Committee on August 1, 2007. The Board of Directors has determined that Mr. Gabrielson is an “audit committee financial expert,” as defined under the rules of the SEC and, for the periods when each served as Audit Committee Chairman, that each of Mr. Dimmler and Dr. Thompson was such an "audit committee financial expert."  The Audit Committee met seven times during 2007. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on the Company’s website at www.orepharma.com.

Compensation Committee

The Compensation Committee is currently composed of two non-employee directors, each of whom is independent under the NASDAQ rules. Dr. Thompson also serves as an ex-officio, non-voting member of the Compensation Committee. Mr. Dimmler served as a member of the Committee until his appointment as CEO in March 2007.  The Compensation Committee met ten times during 2007 in order to carry out its responsibilities as more fully discussed below in the Compensation Discussion and Analysis. The Compensation Committee is governed by a written charter, a copy of which is available on the Company’s website at www.orepharma.com.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is currently composed of two non-employee directors, each of whom is independent under the NASDAQ rules. Dr. Thompson also serves as an ex-officio, non-voting member of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met four times during 2006. The Corporate Governance and Nominating Committee is governed by a written charter, a copy of which is available on the Company’s website, www.orepharma.com.

The Corporate Governance and Nominating Committee will consider, as potential nominees to the Board of Directors, persons recommended by stockholders. Recommendations should be submitted to the Corporate Governance and Nominating Committee in care of the Secretary of Ore Pharmaceuticals, 610 Professional Drive, Suite 101, Gaithersburg, Maryland 20879. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualified the person for consideration, and a statement that the person has agreed to serve as a director if nominated and elected.

At such times as the Board of Directors determines there is a need to add or replace a director, the Corporate Governance and Nominating Committee considers director candidates identified by members of the committee, directors, members of management, by an outside search firm or by stockholders.

The Corporate Governance and Nominating Committee has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. In evaluating candidates for nomination, the Committee considers factors it believes to be appropriate, which would generally include the candidate’s personal and professional integrity, business judgment, relevant business knowledge, experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the long-term interests of the Company’s stockholders. The Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Committee by a stockholder.

Stockholders who wish directly to nominate a person for election to the Board of Directors are required to comply with the advance notice and other requirements set forth in the Company’s Bylaws and applicable SEC rules. See “Information Concerning Solicitation and Voting of Proxies - Stockholder Proposals” above.

Stockholder Communications with Directors and Attendance at Annual Meeting

The Board of Directors has adopted the following procedures to provide the Company’s stockholders with a direct and open line of communication to the Board of Directors. Stockholders of the Company may communicate with the directors of the Company individually, with any committee of the Board of Directors, or with the entire Board of Directors as a group by sending an email to boardofdirectors@orepharma.com. The email, which should specify who is the intended recipient, will be forwarded to such specified recipient. Alternatively, stockholders may also communicate with the directors of the Company by mailing such correspondence to the Company at its corporate headquarters: 610 Professional Drive, Suite 101, Gaithersburg, MD 20879, Attention: Investor Relations Department.

All Directors are required to attend the Annual Meeting of the stockholders, except in the event of an emergency. All of the Directors attended last year’s Annual Meeting.

Code of Ethics

The Board of Directors has adopted a code of ethics, applicable to all directors and to all employees of the Company and its subsidiaries, including the Company’s chief executive officer, chief financial officer, principal accounting officer and controller, and any other senior financial officers. The code of ethics is available on the Company’s website at www.orepharma.com. If there are any future amendments to, or waivers from, the provisions of the code of ethics applicable to the chief executive officer, chief financial officer, principal accounting officer and controller or any senior financial officer, or to any other persons with respect to whom disclosure of such an amendment or waiver is required by applicable rules and regulations, the disclosure obligations with respect to any such amendment or waiver will be made, to the extent permitted, by posting such information on the Company’s website at www.orepharma.com.

PROPOSAL 2:  APPROVAL OF AMENDMENT TO AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO GIVE EFFECT TO THE REVERSE STOCK SPLIT

Our Board of Directors has unanimously adopted resolutions approving and declaring advisable a proposal to amend our Amended and Restated Certificate of Incorporation, as amended, which we refer to herein as the Certificate of Incorporation, to effect a one-for–five reverse stock split of all outstanding shares of our Common Stock, which we refer to herein as the Reverse Stock Split.

The text of the form of amendment to the Certificate of Incorporation, which would be filed with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, is set forth in Appendix A to this Proxy Statement. The text of the form of amendment accompanying this Proxy Statement is, however, subject to amendment to reflect any changes that may be required by the office of the Secretary of State of the State of Delaware or that the Board of Directors may determine to be necessary or advisable ultimately to comply with applicable law and to effect the Reverse Stock Split.

If the amendment to the Certificate of Incorporation to give effect to the Reverse Stock Split is approved at our Annual Meeting, the Board of Directors will have the sole discretion, pursuant to Section 242(c) of the Delaware Corporation Law, to elect, as it determines to be in the best interests of the Company and our stockholders, either to effect the Reverse Stock Split or not to effect the Reverse Stock Split at all.  Such determination will be based upon many factors, including existing and expected marketability and liquidity of the Common Stock, prevailing market trends and conditions and the likely effect of the Reverse Stock Split on the market price of the Common Stock.  The Board of Directors reserves the right, notwithstanding stockholder approval, and without further stockholder action, to abandon or delay the Reverse Stock Split, if at any time prior to implementation it determines, in its sole discretion, that the Reverse Stock Split would not be in the best interests of the Company and our stockholders.  However, if the Board does not implement the Reverse Stock Split before the 2009 annual meeting of stockholders, further stockholder approval would be required prior to implementing the Reverse Stock Split.

The Board of Directors believes that approval of the amendment to effect the Reverse Stock Split is in the best interests of the Company and its stockholders and has unanimously recommended that the proposed amendment be presented to our stockholders for approval.

Purpose of the Reverse Stock Split

The reason we want to effect the Reverse Stock Split is to increase the market price per share of our Common Stock. Our Common Stock has been traded on the NASDAQ Global Market, formerly named the NASDAQ National Market, since 1997. One of the requirements for continued listing on the NASDAQ Global Market is that shares retain a $1.00 minimum closing bid price.  On December 14, 2007, we received a notice from the NASDAQ Stock Market, Inc. advising that for the previous 30 consecutive business days, the bid price of the Company’s publicly held shares had closed below the minimum $1.00 per share requirement for continued listing on the NASDAQ Global Market pursuant to Marketplace Rule 4450(a)(5).  We have 180 calendar days (until June 11, 2008) to regain compliance with the minimum closing bid price requirement.  Accordingly, if we do not regain compliance with the NASDAQ minimum bid closing price requirement, then NASDAQ will notify us that our securities will be delisted. We expect that the Reverse Stock Split will enable shares of our Common Stock to trade above the $1.00 minimum closing bid price requirement.

We believe that maintaining the listing of our Common Stock on the NASDAQ Global Market is in the best interests of the Company and our stockholders. Listing on the NASDAQ Global Market increases the liquidity of the Company’s Common Stock and may minimize the spread between the ‘‘bid’’ and ‘‘ask’’ prices quoted by market makers.  Further, maintaining our NASDAQ Global Market listing may enhance our access to capital necessary to continue to fund our operations.  A delisting from the NASDAQ Global Market would also make us ineligible to use Securities and Exchange Commission (‘‘SEC’’) Form S-3 to register the sale of shares of our Common Stock or to register the resale of our securities held by certain of our security holders with the SEC, thereby making it more difficult and expensive for us to register our Common Stock or other securities and raise additional capital.

We also believe that the increased market price of our Common Stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock.  Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  It should be noted, however, that the liquidity of our Common Stock may in fact be adversely affected by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split.

For the above reasons, we believe that having the ability to effect the Reverse Stock Split will help us regain and maintain compliance with the NASDAQ listing requirements, could improve the marketability and liquidity of our Common Stock, and allow us to continue to use Form S-3 for the registration of the sale of our shares, and is therefore in the best interests of the Company and our stockholders.

However, we cannot assure you that the Reverse Stock Split will have the desired effect of proportionately raising our Common Stock price over the long term, or at all.  The effect of a reverse split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to the Company is varied.  Under applicable NASDAQ rules, in order to regain compliance with the $1.00 minimum closing bid price requirement and maintain our listing on the NASDAQ Global Market, the $1.00 closing bid price must be maintained for a minimum of ten consecutive business days.  However, under NASDAQ rules, NASDAQ may, in its discretion, require us to maintain a closing bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that we have demonstrated an ability to maintain long-term compliance with the minimum bid price requirement.  In determining whether to monitor bid price beyond ten business days, NASDAQ will consider the following four factors: (i) margin of compliance (the amount by which the price is above the $1.00 minimum standard); (ii) trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price); (iii) the market maker montage (the number of market makers quoting at or above $1.00 and the size of their quotes); and (iv) the trend of the stock price. Accordingly, we cannot assure you that we will be able to maintain our NASDAQ listing after the Reverse Stock Split is effected or that the market price per share after the Reverse Stock Split will exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of our Common Stock may vary based on other factors which are unrelated to the number of shares outstanding, including our future performance.  We also cannot assure you that our Common Stock will not be delisted due to a failure to meet other continued listing requirements even if after the Reverse Stock Split the market price per share of our Common Stock remains in excess of $1.00.

Principal Effects of the Reverse Stock Split

Common Stock Holdings

If the amendment to the Certificate of Incorporation to give effect to the Reverse Stock Split is approved at our Annual Meeting and the Board of Directors determines to effect the Reverse Stock Split, a certificate of amendment to the Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware.  Each issued share of Common Stock immediately prior to the effective time of the Reverse Stock Split will automatically be changed, as of the effective time of the Reverse Stock Split, into 1/5 of a share of Common Stock. In addition, proportional adjustments will be made to the maximum number of shares issuable under, and other terms of, the Company’s stock plans, as well as to the number of shares issuable under, and the exercise price of, the Company’s outstanding options. For example, the number of shares of Common Stock underlying our outstanding options and warrants would be reduced by a factor of five and the exercise prices would be increased by a factor of five.

Because the Reverse Stock Split would apply to all issued shares of our Common Stock, the proposed Reverse Stock Split would not alter the relative rights and preferences of existing stockholders nor affect any stockholder’s proportionate equity interest in the Company.

Stockholders should note that it is not possible accurately to predict the effect of the Reverse Stock Split on the market prices for the Common Stock, and the history of reverse stock splits is varied.  In particular, there is no assurance that the price per share of the Common Stock after the Reverse Stock Split will increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or will increase at all.  In addition, there can be no assurance that the market price of the Common Stock immediately after the Reverse Stock Split will be maintained for any period of time.  Even if an increased share price can be maintained, the Reverse Stock Split may not achieve some or all of the other desired results summarized above.  Further, because some investors may view the Reverse Stock Split negatively, there can be no assurance that approval of Proposal No. 2 or the actual implementation of the Reverse Stock Split would not adversely affect the market price of the Common Stock.

“Public Company” Status

Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act.  The proposed Reverse Stock Split will not affect our status as a public company or this registration under the Exchange Act, and the Board of Directors does not intend for the Reverse Stock Split to be the first step in a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act.

Odd Lot Transactions

It is likely that some of our stockholders will own “odd-lots” of less than 100 shares following a reverse stock split. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares following a reverse stock split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of Common Stock. The Board of Directors believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Authorized but Unissued Shares; Potential Anti-Takeover Effects

Our Certificate of Incorporation presently authorizes 60,000,000 shares of Common Stock. The Reverse Stock Split would not change the number of authorized shares of the Common Stock as designated by our Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance by the Company would increase.

These additional shares would be available for issuance from time to time for corporate purposes such as issuances of Common Stock in connection with capital-raising transactions and acquisitions of compounds, technologies, companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, where the Board of Directors determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware corporation law and the NASDAQ rules. If we issue additional shares for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially. Although we continually examine these potential favorable opportunities as they arise, we have no current plans or arrangements to issue any additional shares of Common Stock, except in connection with compensation matters in the ordinary course.

The additional shares of our Common Stock that would become available for issuance upon an effective Reverse Stock Split could also be used by the Company to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of the Company’s management, including any transaction that may be favored by a majority of the Company’s stockholders or in which the Company’s stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board of Directors could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the Company’s current Board of Directors. Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Fractional Shares

No fractional shares of Common Stock will be issued as a result of the proposed Reverse Stock Split.  Instead, the Company will round up to the nearest whole share such that stockholders who would otherwise be entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split will receive an additional fractional share of Common Stock in order to bring the number of shares held by the stockholder to a whole number of shares. The number of shares which will result in fractional interests cannot be precisely predicted, as the Company cannot determine in advance the number of stockholders whose total holdings are not evenly divisible by five. It is not anticipated that a substantial number of shares will be required to be issued.

No Appraisal Rights

            Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split.  It does not address any state, local or foreign income or other tax consequences, which may vary significantly depending upon the jurisdiction and the status of the stockholder/taxpayer.  It applies to you only if you held pre-Reverse Stock Split Common Stock, and if you hold your post-Reverse Stock Split Common Stock, as capital assets for tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of Common Stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes or (h) a person whose functional currency for tax purposes is not the U.S. dollar.  The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect.  These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse stock split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock

A United States holder, as used herein, is a stockholder who or that is: (a) a citizen or resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Stock Split shares for post-Reverse Stock Split shares pursuant to the Reverse Stock Split. The aggregate tax basis of the post-Reverse Stock Split shares received (including any fractional shares that may be issued in order that the stockholder hold a whole number of shares) will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Stock Split shares that are exchanged.  The stockholder’s holding period for the post-Reverse Stock Split shares will include the period during which the stockholder held the pre-Reverse Stock Split shares surrendered.

Tax Consequences to the Company

We do not expect to recognize any gain or loss as a result of the Reverse Stock Split.

Accounting Consequences

The par value per share of our Common Stock would remain unchanged at $0.01 per share after the Reverse Stock Split. As a result, on the Effective Date of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to Common Stock will be reduced proportionately, based on the ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The net income or loss and net book value per share of Common Stock will be increased because there will be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Effective Date

If the proposed amendment to the Certificate of Incorporation to give effect to the Reverse Stock Split is approved at the Annual Meeting and the Board of Directors determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective as of 5:00 p.m. Eastern Time on the effective date of the applicable certificate of amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware, which we would expect to be the date of filing.  We refer to this time and date as the “Effective Date.” Except as explained above with respect to fractional shares, on the Effective Date, each share of our Common Stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined, converted and changed into 1/5 of a share of Common Stock of the Company.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of our Common Stock outstanding before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Reverse Stock Split, except that holders of unexchanged certificates will not be entitled to receive any dividends or other distributions payable by the Company after the Effective Date until they surrender their old stock certificates for exchange. All shares underlying options, warrants and other securities exchangeable or exercisable for or convertible into Common Stock also automatically will be adjusted on the Effective Date.

The Company’s transfer agent, BNY/Mellon Shareowner Services, will act as the exchange agent (the “Exchange Agent”) for purposes of exchanging stock certificates subsequent to the Reverse Stock Split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Certificates representing shares of Common Stock issued in connection with the Reverse Stock Split will continue to bear the same restrictive legends that were borne by the surrendered certificates representing the shares of Common Stock outstanding prior to the Reverse Stock Split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the Exchange Agent. Until surrendered, each certificate representing shares of Common Stock outstanding before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares, based on the ratio of the Reverse Stock Split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-Reverse Stock Split shares upon compliance with the requirements that the Company and its transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the Exchange Agent.

Upon the Reverse Stock Split, we intend to treat stockholders holding our Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

No service charges, brokerage commissions or transfer taxes will be payable by any holder of any certificate that, prior to approval of the Reverse Stock Split, represented any shares of Common Stock, except that, if any certificates for shares of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to the Company any transfer taxes or establish to the satisfaction of the Company that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

VOTE REQUIRED AND RECOMMENDATION

                The laws of Delaware and our Certificate of Incorporation require that, in order for us to amend our Certificate of Incorporation to give effect to the Reverse Stock Split, such amendment must be advised by our Board of Directors and approved by the holders of a majority of the outstanding shares of stock entitled to vote on such an amendment.

                Our Board of Directors adopted resolutions on March 21, 2008, declaring that an amendment to our Certificate of Incorporation to effect the Reverse Stock Split may be advisable and in our best interests and in the best interests of our stockholders and recommends that our stockholders vote “FOR” the amendment to the Certificate of Incorporation to give effect to the Reverse Stock Split.  The affirmative vote, whether in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is required to approve Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3:  RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has re-appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm as the Company’s independent registered public accounting firm for the year ending December 31, 2008. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not considered “entitled to vote” and are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of April 1, 2008 by: (i) each director and nominee for director; (ii) each of the Named Executive Officers (as such term is defined below under the caption “Executive Compensation -- Summary Compensation Table”); (iii) all of the Company’s current executive officers and directors as a group; and (iv) all those known by Ore Pharmaceuticals to be beneficial owners of more than five percent of the Company’s Common Stock.

	Beneficial Ownership (1)
Name and Address	Number of Shares Beneficially Owned	Shares Issuable Pursuant to Options Exercisable Within 60 Days of April 1, 2008	Total Shares	Percentage Ownership
Dimensional Fund Advisors LP (2)	2,520,844		2,520,844	9.2
Renaissance Technologies LLC (3)	2,129,700		2,129,700	7.7
Michael J. Brennan, M.D., Ph.D. (4)	395,770	196,000	591,770	2.1
Charles L. Dimmler III (4) (5)	257,848	155,000	412,848	1.5
Frank L. Douglas, M.D., Ph.D.	22,000	52,500	74,500	*
Mark Gabrielson	10,000		10,000	*
Mark D. Gessler (4)	272,640	631,000	903,640	3.2
G. Anthony Gorry, Ph.D.(4)	32,000	170,000	202,000	*
J. Stark Thompson, Ph.D.	17,000	160,000	177,000	*
David Urdal, Ph.D.	25,000		25,000	*
Philip L. Rohrer, Jr.	11,850	437,700	449,550	1.6
F. Dudley Staples, Jr.(5)	33,968	90,000	123,968	*
Larry Tiffany				*
Joanne M. Smith-Farrell, Ph.D.				*
All Directors and Executive Officers as a Group (12 persons)	1,078,076	1,892,200	2,970,276	10.1
_____________________________
*  Represents beneficial ownership of less than 1%
(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The percentage of beneficial ownership disclosed in this table is based on 27,515,461 shares of Common Stock outstanding as of April 1, 2008.

(2)
Based on a Schedule 13G/A filed with the SEC on February 6, 2008, Dimensional Fund Advisors LP has sole voting power and sole dispositive power with respect to all of the shares. Its address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(3)
Based on a Schedule 13G filed with the SEC on February 13, 2008, Renaissance Technologies LLC has sole voting power and sole dispositive power with respect to all of the shares.  Its address is 800 Third Avenue, New York, New York 10022.

(4)
Includes: as to Dr. Brennan, 75,000 shares held of record by the Brennan Family Limited Partnership; as to Mr. Dimmler, 5,000 shares held of record by Newcastle Harbor, LLC and 355 shares held by his wife; as to Mr. Gessler, 25,000 shares held of record by the Gessler Family Limited Partnership; and, as to Dr. Gorry, 22,000 shares held of record by an individual retirement account for his benefit.

(5)
Includes:  as to Mr. Dimmler, 25,000 shares of restricted stock which vested in 2007 upon achievement of an operations-based performance target and 50,000 shares of restricted stock which vested on March 21, 2008; and, as to Mr. Staples, 15,484 shares of restricted stock which vested in 2007 upon the achievement of an operations-based performance target and 15,484 unvested shares of restricted stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Ore Pharmaceuticals Inc. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, in 2007, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all reports required by Section 16(a) with respect to the Company’s officers, directors and beneficial owners of greater than ten percent of the Company’s stock were filed timely, except for one report on Form 4 reporting an option grant for Frank L. Douglas, M.D., Ph.D. required to be filed on June 11, 2007 and actually filed on October 19, 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of the Compensation Committee

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for setting and administering the Company’s policies governing and administering the Company’s compensation and equity incentive plans, as well as determining all compensation matters concerning the Company’s executive officers, including the executive officers identified (the “Named Executive Officers” or “NEO’s”) in the Summary Compensation Table included elsewhere in this Proxy Statement.

The Committee makes all compensation decisions for, and approves all equity awards to, the executive officers of the Company, including the NEOs. The Chief Executive Officer annually reviews the performance of each other executive officer.  The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee.  The Committee can, in its discretion, modify or reject any recommended adjustments or awards.  Separately, the Chief Executive Officer’s performance is reviewed at least annually by the Committee.  The Committee also sets or adjusts compensation of executive officers upon hiring or upon a change of responsibilities and upon the occurrence of events that may affect the ability to retain an executive or when changes in business objectives require changes in incentives.

In considering the then CEO’s recommendations for 2007 compensation in early 2007, the Committee reviewed market data and sought guidance from a compensation consultant. The overall compensation recommendations, including all of its specific individual elements, are evaluated for fairness, reasonableness, competitiveness and anticipated effectiveness in implementing the Committee’s philosophy and objectives.  Generally, executive compensation is comprehensively reviewed at least annually by the Committee in the first quarter.

Committee Philosophy

The Committee believes that the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns the interest of executives with those of stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value.  The Committee evaluates both individual performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies.  The Company believes that executive compensation packages provided to our executives, including the NEO’s, should include a base salary and both cash and stock-based incentive compensation that rewards performance as measured against previously established goals.

In 2006, the Company undertook a comprehensive review of its strategic plan, which resulted in the decision to transform the Company into a drug repositioning and development company.  By 2007, the Company had sold its Preclinical Division, significantly downsized the Genomics Division and begun to seek strategic alternatives for the Genomics Division, while continuing to service customers.  In the second quarter of 2007, the Company began to seek a buyer for the Genomics Division and, in December 2007, the assets of the Genomics Division were sold.

 In March 2007, Charles Dimmler, a Director of the Company, became the Company’s Chief Executive Officer, replacing Mark Gessler.  In July 2007, Joanne Smith-Farrell resigned from the Company and, during 2007 and early 2008, two other senior executives left the Company and others assumed their functions.

These ongoing changes have caused the Committee to review and, in some cases, modify compensation objectives and compensation plans for executive officers in order to retain them and encourage them to focus their attention on current and reassigned duties and on implementing these significant changes in the Company’s business.  The Committee believed that 2007 was a critical transition year and that 2008 is another transition year critical to the future success of the Company.  The Committee believes that adequate compensation incentives are required to retain and incentivize executives to achieve the objectives critical to the Company’s success, while being mindful of the Company’s changes in size and business and its cash position.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to retain and motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.

For 2007 compensation , the Committee generally compared executive compensation levels to 2006 market survey data adjusted for inflation from the Radford Global Life Sciences Survey for companies of comparable size to the Company’s then-current size.  Based on a compensation consultant’s recommendation, for 2007, the Committee set its guideline for potential NEO total cash compensation (“TCC”) to be between the 50th to 75th percentile of TCC paid to similarly situated executives in the survey data, as adjusted, provided that an executive should be able to achieve the 75th percentile only if merited by performance and that a portion of the TCC should thus be tied to performance.  In 2008, the Committee has reviewed the same survey data for 2007, has determined that, in general, TCC should be set at 50% of TCC paid to similarly situated executives in the survey data, but that exceptions may be required to address specific circumstances.

 2007 Executive Compensation Components

For the fiscal year ended December 31, 2007, the principal components of compensation for executive officers were:

•	cash compensation:
o	base salary;
o	performance-based cash incentive compensation (herein called “bonus”);
•	equity awards; and
•	perquisites and other benefits.

In 2007, the Company resumed issuing equity awards under its stockholder approved stock plan and expects to continue granting awards in 2008 and subsequent years.

Cash Compensation

The Committee believes that a significant portion of TCC should be allocated to performance-based compensation.  The performance of the CEO is evaluated by the Committee and the Board of Directors and the performance of other executives is evaluated by the CEO using criteria defined in the Company's Performance Excellence Program (“PEP”).  PEP evaluates all Ore Pharmaceuticals employees, including executive officers, on achievement of the Company's PRIDE Values, which encourages Performance, Respect, Innovation, Diligence and adherence to the highest Ethical standards, resulting in a personal performance score that can affect the general level of compensation.

In 2007, the Committee reviewed the CEO’s recommendations for TCC for the NEOs.  The Committee, with a consultant’s assistance as to certain NEO’s in early 2007, approved TCC for the NEO’s.  The Committee considered its benchmarking guidelines, relative TCC among the Company’s executives within each Division and the Company as a whole, the experience level of each individual, individual performance and contribution, the need to retain certain individuals, and the Company's current business circumstances.

Base Salary

The Company provides executive officers with base salary to compensate them for services rendered.  Salary levels are considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.

For 2007, the Committee approved the base salaries for the NEOs that are shown in the “Salary” column of the Summary Compensation Table.  The Committee based 2007 salaries on 2006 salaries adjusted for inflation and on its benchmarking guidelines for TCC, market data for salaries in a compensation peer group and relevant surveys, relative salary levels among executives and within each Division and within the Company, the experience level of each individual, individual performance, the need to retain certain individuals, the Company’s business circumstances and market factors.

Bonus Payments

The Company generally provides bonus awards to executive officers based on achievement of performance targets and a percentage of each executive officer’s base salary.  The Committee approves in advance the performance measures and other terms and conditions of such awards for executive officers and other officers who report to the CEO.

 On April 26, 2007, the Board of Directors of the Company, upon the recommendation of the Committee, adopted the Gene Logic 2007 Incentive Compensation Plan (the “Plan”). Under the Plan, the Company's officers were eligible to earn incentive compensation based on a combination of both achievement of the relevant targets for 2007 and individual performance during 2007.   Under the Plan, each officer was eligible to receive a cash incentive compensation payment based on a pre-established target percentage of the participant's salary.   Mr. Staples and Dr. Smith-Farrell could each earn up to 30% and 40%, respectively, of base salary and Mr. Dimmler could earn up to 40% of base salary.   Mr. Gessler was not eligible to earn a bonus in 2007 and Mr. Rohrer was not eligible to earn a bonus under the Plan because he was entitled to a guaranteed retention bonus so long as he remained employed at the Company through 2007 or was terminated other than for cause. Mr. Tiffany was eligible to earn a bonus under the Plan or, instead, a fixed bonus if a transaction was consummated in 2007 related to the Genomics Division.  As a result of the sale of the Division in December 2007, he became entitled to that fixed bonus.

To determine the actual amount payable, the percentage of salary was adjusted based on (a) the achievement by the participant's division of its assigned targets and (b) the participant's individual performance as determined by management.  The plan established several targets for each division and assigned to each target a percentage such that the combined percentages for all divisional targets equal 100%. One of the targets for each division permitted an additional payment for over-achievement, but the payment for overachievement was capped, so that the aggregate of all targets for the Drug Repositioning Division could not exceed 110% and the Shared Services Division could not exceed 105%, assuming maximum achievement (or as to one target, maximum overachievement) of all targets.

As of the end of 2007, the Company established an incentive pool for each division by contributing to that pool the applicable target percentage of salary for each participant in the division, adjusted for actual divisional performance in 2007. Management evaluated the performance of each participant in each division and adjusted the actual amount payable from the pool to each participant up or down based on individual performance, provided that the aggregate of the payments to all participants in a division did not exceed the amount in the divisional pool.

For each division, performance targets for 2007 were established by the Board of Directors.   Performance targets for the Drug Repositioning and Development Division were based on achievement of certain marketing and research and development goals, as well as a maximum negative divisional EBITDA (i.e. earnings before interest, taxes, depreciation and amortization) target. Performance targets for the Shared Services Division were based on achievement of the same marketing and research and development goals as those for the Drug Repositioning and Development Division, as well as a maximum negative EBITDA target for the Company and a target based on one or more appropriate strategic transactions for the Genomics Division. Whether certain targets were achieved required approval of the Board of Directors.

Actual payouts to individuals would vary, based on achievement of relevant targets and individual performance.

The Committee based its design of the Plan on the recommendation of the Chief Executive Officer and the Committee’s independent review of the Company’s budget and operating plans for 2007.

Each of the NEOs received the following bonus payments for performance in 2007:

Name	Bonus Target ($)	Bonus Paid ($)
Charles L. Dimmler, III (1) (2)	170,000	59,942
Philip L. Rohrer, Jr. (3)	137,500	137,500
F. Dudley Staples, Jr. (2)	78,000	35,100
Larry Tiffany (4)	200,000	200,000
Mark D. Gessler (5)	255,000	
Joanne M. Smith-Farrell, Ph.D. (6)	98,000	20,000
__________________________
(1)	Reflects pro rata reduction of bonus amount paid to reflect the fact that Mr. Dimmler did not join the Company until March 21, 2007.
(2)	Reflects partial achievement of Plan objectives for 2007.
(3)	Amount of guaranteed retention bonus.
(4)	Reflects 100% achievement of individual performance objective for 2007.
(5)	Mr. Gessler received no bonus because of the termination of his employment in April 2007.
(6)	Dr. Smith-Farrell received a partial bonus upon her resignation in July 2007.

Equity Grants

The Company has the ability to grant equity awards under its 1997 Equity Incentive Plan (the “Incentive Plan”), approved by the stockholders. The plan allows for the grant of stock options and restricted shares, each of which may vest on time-based or performance-based criteria, as determined by the Committee.

The Committee determined in 2007, with the consultant’s advice, that additional equity grants were needed to make the officers’ overall compensation package more competitive and to provide significant long-term incentives for executives to remain with the Company, achieve the Company’s strategic objectives, and align management’s incentives for successful performance with the interests of stockholders.  Based on a recommendation from the consultant, the Committee determined that, for 2007, an executive officer would receive equity grants equal to between 35% to 60% of that officer’s TCC (using target bonus).  The specific level of an equity grant is designed to attract and retain qualified executives in a given position and to provide aggregate compensation at competitive levels.  The level of individual equity grants in 2007 was determined based on competitive practices at comparable companies, the potential reward to the officer of the award if the stock price appreciates and on subjective judgments of the Committee as to the performance and value of the executive to the Company and the value of the stock.

Mr. Staples and Dr. Smith-Farrell each received an award, of which 50% was in the form of time-vested options and 50% was in the form of performance-based restricted stock.  A portion of the grants were performance-based so that management had appropriate incentives to achieve critical milestones, and a portion of the grants were time-based in order to retain executives through an expected period of transition.    The options will vest, over four years, at increasing exercise prices, reflecting the Committee’s expectation that an executive’s options should gain in value only as the stock value increases and benefits stockholders and that the exercise prices are graduated so that the stock price would have to appreciate before various portions of the options would be exercisable at a price such that they will have value.   Of the restricted stock grant to Mr. Staples, 50% would vest if a compound was accepted by a pharmaceutical partner into development on or before December 31, 2007, and 50% would vest upon the occurrence of a significant Genomics Division transaction, as determined by the Board in its discretion.  For Dr. Smith-Farrell, vesting of her grant of restricted stock was subject only to the first of those conditions and the grant was cancelled upon her departure from the Company without the condition having been met.  The restricted stock grants were subject to the requirement that the executive still be employed by the Company when the event occurred.

 Mr. Rohrer received options, in accordance with his employment arrangements (see below), Mr. Gessler received no equity awards in view of his termination, Mr. Dimmler received various awards in connection with his initial hiring by the Company, as reflected in his employment agreement (see below) and Mr. Tiffany received no award under his negotiated arrangement (see below).

For 2008, the Committee expects to award additional grants.

Employment Agreements

Ore Pharmaceuticals has employment contracts with each of its NEOs.  The contracts also include a separate Proprietary Information and Inventions Agreement (the “Proprietary Information Agreement”)  in which the employees agree to protect the Company’s intellectual property and to disclose and assign  to the  Company ownership of any inventions made by the employees during employment that relate to the Company’s business.

Each agreement typically provides for payment of salary and annual incentive cash compensation. In the event of termination by the Company without “cause” (as defined), the executive officer would receive a lump sum equal to 12 months’ base salary, in addition to any salary due during any notice period under the agreement, payment of certain health insurance premiums for up to 12 months, and outplacement services, provided that the executive signs a release of potential claims against the Company prior to receiving any severance payment or benefit.  The agreements of Messrs. Gessler, Rohrer and Staples require the executive, for a stated period after termination of employment, not to solicit the business of any client or customer of the Company, except on behalf of the Company, and not to solicit employees of the Company to leave the Company.  More recent agreements, including ones signed by Dr. Smith-Farrell, and Messrs. Tiffany and. Dimmler include restrictions on solicitation and an express covenant against competing with the Company or assisting anyone else to do so for a stated period following termination of employment.

The Company entered into an employment agreement with Mr. Dimmler, the new CEO, effective as of March 21, 2007, the date of his appointment.  The agreement provides for a salary of $425,000, benefits available to other senior executives and a potential incentive compensation payment equal to 40% of salary (prorated for the period of employment in 2007) under the Company's 2007  Incentive Compensation Plan  if 100% of targets are achieved.

 In connection with his employment by the Company, Mr. Dimmler was granted the following equity awards under the Company's 1997 Equity Incentive Plan:

•
An option to purchase 120,000 shares of Common Stock, exercisable at $1.37 per share, the fair market value on the date of grant, vesting in four equal increments of 30,000 shares each, beginning on July 9, 2007 (the date of grant) and on each of the next three anniversaries of the date of grant,

•	50,000 shares of restricted stock, vesting on March 21, 2008, the first anniversary of the Executive's appointment as CEO,

•
25,000 shares of restricted stock, vesting upon achievement of a performance target related to development of a Company compound on or before March 31, 2008, which target was not achieved and the grant lapsed,

•
30,000 shares of restricted stock, vesting upon achievement of a  performance target related to development of a repositioned compound by a third-party drug repositioning partner, which target was not achieved and the grant lapsed, and

•	25,000 shares of restricted stock, vesting upon completion of a significant transaction with respect to the Genomics Division prior to December 31, 2008, which target was achieved.

The option has a 10-year term and all of the equity grants will be subject to the other terms and conditions of the Plan and the standard forms of stock option and restricted stock grant agreements thereunder. The stock option will be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, (the “Code”) to the maximum extent permitted by the law and the Equity Plan.

The Company also agreed to reimburse Mr. Dimmler for transition costs of commuting from his principal residence and staying at the Company's locations, until up to March 31, 2008, and will reimburse reasonable relocation costs thereafter and the Company will reimburse other reasonable and necessary business expenses.

In the event of termination without cause (as defined in the agreement), Mr. Dimmler would receive an amount equal to 12 months' salary, the payment of  certain health insurance costs, and outplacement assistance selected by the Company at a cost not exceeding $20,000. No payments, other than amounts otherwise earned as of the date of termination, would be due in the event that Mr. Dimmler resigns voluntarily or is terminated with cause. Mr. Dimmler agreed that, following his departure from the Company, subject to the terms and conditions of the agreement, he would not compete with the Company's business or solicit employees of the Company to leave the Company’s employment or assist anyone else to do so. Mr. Dimmler also executed the Company's standard Proprietary Information and Inventions Agreement.

Mr. Dimmler is included in the Company's Executive Severance Plan and, under the terms of that  plan and of the Equity Plan, is entitled to certain enhanced benefits in the event of  termination in connection with a change of control of the Company in lieu of  severance benefits otherwise payable.  Benefits under the Executive Severance Plan would include a payment of one year's salary and of the target payment for the year under the then-applicable Bonus Plan (not prorated in the case of 2007), acceleration of vesting of then outstanding equity awards, and possible payment of certain health insurance costs and outplacement services.

Upon expiration of Mr. Tiffany’s employment terms in January 2007, the Company entered into a new employment agreement with him pursuant to which the Company agreed to pay Mr. Tiffany, effective as of February 1, 2007, a salary at an annual rate of $300,000 and incentive compensation of $200,000 in the event the Genomics Division was sold. His title became Senior Vice President and General Manager, Genomics and, if he did not receive the incentive compensation of $200,000 he was entitled to severance in the event of a termination not for cause by the Company on the same terms as are generally available to other executive officers.     Under the terms of his agreement, Mr. Tiffany is not eligible to benefits under the Company’s Executive Severance Plan.

The Company amended Mr. Rohrer’s employment agreement prior to its expiration in December 2007.  Mr. Rohrer serves as the Company’s Chief Financial Officer.  The amended agreement is for a term ending December 31, 2008, subject to possible extension or renewal by mutual agreement of the parties, and provides in 2008, as in 2007, for an annual salary of $275,000 and a guaranteed bonus of $137,500, payable within 2 1/2 months after year end. If Mr. Rohrer’s employment is terminated by the Company prior to the end of 2008, Mr. Rohrer will receive, in addition to severance to which he is otherwise entitled as for all similarly situated executives, or under the Executive Severance Plan in connection with a change of control, a lump sum payment equal to the balance of any of his then unpaid 2008 salary and guaranteed bonus.  Mr. Rohrer also is entitled to a bonus of up to $200,000 as determined by the Board of Directors in the event the Company obtains a significant new capital investment during 2008 from outside investors during the period.  In 2007 Mr. Rohrer was granted an option for 54,700 shares that vested in monthly installments over ten months, intended to retain his services at least through the vesting periods.

Severance Programs

The Committee believes that the Company should provide reasonable severance benefits to executives who are involuntarily terminated, other than for “cause,” in order to remain competitive in recruiting talented executives and help the Company to retain the services of our current executives.  Generally, “cause” refers to violations as provided in the respective executive’s employment agreements and other ethical violations or wrongdoing.    Benefits are paid for termination without cause, generally equal to one year’s salary plus the Company’s share of health insurance cost based on what it was paying prior to termination for the executive and covered dependents for one year or less, if the executive gets new employee coverage from a new employer, plus outplacement services.

Upon their respective departures as employees in 2007, Mr. Gessler received and Dr. Smith-Farrell did not receive severance benefits, in accordance with the terms of their employment agreements.

In furtherance of the stated goals of attracting and retaining executive officers and other key employees who contribute to the Company’s long term success, the Company has an Executive Severance Plan (“Change of Control Plan”). If severance occurs shortly before or within 12 months after a change of control, under the Company’s Change of Control Plan, enhanced benefits are provided in the event of a termination of employment without cause or by the executive in circumstances defined as “good reason” and executives may also receive certain benefits thereunder if termination is as a result of death or disability. The purpose of the Change of Control Plan is to encourage eligible executives to continue as the Company’s employees in the event of a change of control.    The benefits payable under this plan are in lieu of and not in addition to any other severance payable under an individual’s employment agreement.  Eligible employees under the Change of Control Plan includes, among others, all executive officers and the NEOs.

The Change of Control Plan provides executive officers the following benefits in connection with a change in control of the Company:

•	immediate vesting of any unvested stock options
•
in the event of involuntary termination without cause or constructive termination, payment of 12 months’ salary and the full target bonus for which such employee is eligible upon achievement of 100% of target, outplacement services, and payment of certain health care benefits; and

•	in the event of death or disability, payment of six months salary and the full target bonus for which such employee is eligible upon achievement of 100% of target, and payment of certain health care benefits.

Benefits and Perquisites

Executive officers participate in the benefits offered to all employees, including medical, prescription drugs, dental and vision care, life and AD&D insurance, long-term care insurance, short and long term disability, paid time off and holidays and the Company 401K plan in which an employee may contribute up to 100% of eligible compensation, subject to maximum deferrals allowed under IRS regulations.

In addition all NEOs receive enhanced life insurance, higher limits on payments under short-term disability benefits and long term disability benefits, and reimbursement of certain expenses for financial and tax planning although such reimbursement benefit was terminated in mid 2007.

Mr. Dimmler receives certain additional transition commuting costs under the terms of his employment agreement (see above).

Tax and Accounting

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation per person paid to certain executive officers in a taxable year. Compensation to these executive officers above $1 million in a taxable year may be deducted under an exception to 162(m) if it is “performance based compensation” within the meaning of the Code and meets the applicable requirements under the Code.

Currently, compensation paid to the Company’s executive officers is within the limits of compensation under Code Section 162(m) deductible for federal income tax purposes. Further, pursuant to Section 162(m), the compensation from stock options granted under the Incentive Plan with an exercise price at no less than 100% of fair market value of Company Common Stock on the grant date are excluded as performance based compensation from any Section 162(m) limitations.

Nonqualified Deferred Compensation

On October 22, 2004, Internal Revenue Code Section 409A (“409A”) was enacted setting forth requirements applicable to nonqualified deferred compensation arrangements and imposing adverse tax consequences for failure to comply with those rules.  The Company believes it is operating in good faith compliance with the statutory provisions of 409A that were effective January 1, 2005.

Accounting for Stock-Based Compensation

Beginning January 1, 2006, the Company began accounting for stock option and restricted stock grant programs in accordance with the requirements of the Financial Accounting Standards Board Statement No. 123(R).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company and, based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

David Urdal, Ph.D., Chairman
G. Anthony Gorry, Ph.D.

Summary Compensation Table

The following table summarizes the compensation of the Named Executive Officers for the fiscal year ended December 31, 2007. The “Named Executive Officers” are the Company’s Chief Executive Officer, Chief Financial Officer, the three other most highly compensated executive officers based on their total compensation in the table below and one additional individual that was not an executive officer of the Company as of December 31, 2007, but for whom disclosure is required because he was an executive officer during most of 2007 and was one of the three most highly compensated individuals at the Company in 2007, other than the Chief Executive Officer and Chief Financial Officer.  The compensation shown in the table below does not include compensation received by Messrs. Dimmler and Gessler in their capacities as directors when they did not serve as executive officers.  See “Director Compensation Table” below.

Name and Principal Position	Year	Salary ($)	Bonus Plan (1) ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation (2) ($)	Total ($)
Charles L. Dimmler, III Chief Executive Officer and President (3)	2007	331,826	59,942	130,829	29,312	23,510	575,419
Philip L. Rohrer, Jr. Chief Financial Officer	2007 2006	275,000 275,000	137,500 63,113	 	44,307 13,283	9,152 5,770	465,959 357,166
F. Dudley Staples, Jr. Senior Vice President, Secretary and General Counsel	2007 2006	258,558 250,000	35,100 34,425	52,487 	12,478 49,063	8,542 5,408	367,165 338,896
Larry Tiffany Senior Vice President, Genomics (4)	2007	300,000	200,000			7,726	507,726
Mark D. Gessler Chief Executive Officer and President (5)	2007 2006	163,390 425,000	 85,000	 	 17,710	465,122 12,569	628,512 540,279
Joanne M. Smith-Farrell, Ph.D. Vice President, Corporate Development and Strategy (6)	2007 2006	139,311 220,000	20,000 40,392	 	8,225 15,984	6,443 17,007	173,979 293,383
_____________________________
(1)
Cash payment in 2007 under the Ore Pharmaceuticals 2007 Performance Year Incentive Compensation Plan (see “Compensation Discussion and Analysis – 2007 Executive Compensation Components – Bonus Payments”) and in 2006 under the Gene Logic 2006 Performance Year Incentive Compensation Plan.

(2)
Comprises the perquisites provided to executive officers in the following chart, which are in addition to Company benefits available to all employees including dental, health, vision, life, long-term care insurance, long-term and short-term disability benefits and reimbursement for certain wellness related expenses.  Although the Company’s matching contribution under the 401(k) plan is available to all participating employees, the chart also includes the specific matching contribution provided to each of the Named Executive Officers.

(3)	Mr. Dimmler became Chief Executive Officer in March 2007.
(4)
Mr. Tiffany served as Senior Vice President, Genomics until the sale of the assets of the Genomics Division was completed on December 13, 2007.  Subsequently, he became Interim Head, Commercial Operations for the Company and President and Chief Executive Officer of DioGenix, a subsidiary of the Company.

(5)	Mr. Gessler served as Chief Executive Officer until March 2007.
(6)	Dr. Smith-Farrell resigned from the Company in July 2007.

Name	Financial Counsel & Tax Prep.(1) ($)	Enhanced Life Insurance(2) ($)	Enhanced Disability(3) ($)	401(k) Matching(4) ($)	Additional Payments ($)	Total ($)
Charles L. Dimmler, III		111	381	6,266	16,752(6)	23,510
Philip L. Rohrer, Jr.	1,250	396	756	6,750		9,152
F. Dudley Staples, Jr.	63	939	1,296	6,244		8,542
Larry Tiffany	3,250	198	528	3,750		7,726
Mark D. Gessler	4,475	55	175	-	460,417(5)	465,122
Joanne M. Smith-Farrell, Ph.D.	1,209	62	272	4,900		6,443
_____________________________
(1)
The amount above reflects the actual amount paid by the Company during 2007 for the Named Executive Officer’s personal tax preparation and financial counsel expenses. The maximum amount made available to each Named Executive Officer was $5,000. This benefit has been discontinued beginning in 2008.

(2)	Additional premium paid to increase the Named Executive Officer’s life insurance coverage.
(3)	Additional premium paid to increase the limit on benefits under the Named Executive Officer’s short-term disability coverage.
(4)	The 401(k) matching contribution of up to 3% of cash compensation contributed to the plan is available to all employees.
(5)	Amounts paid in connection with the termination of the executive under the terms of the executive’s employment arrangement.
(6)	The amount reflects personal travel and living expenses reimbursed by the Company due to the location of Mr. Dimmler’s residence.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Market Value of Stock and Option Awards ($)
		Threshold (#)	Target (#)	Maximum (#)
Charles L. Dimmler, III	7/09/07 (2) 7/09/07 (3)	 	 80,000	 	 50,000	120,000 	1.37 	70,800 178,100
Philip L. Rohrer, Jr.	2/22/07 (4)					54,700	1.91	44,307
F. Dudley Staples, Jr.	2/22/07 (5) 2/22/07 (5) 2/22/07 (5) 2/22/07 (5) 2/22/07 (6)	    	    30,968	    	    	16,662 16,662 16,662 16,662 	1.91 2.25 2.75 3.25 	13,496 11,830 9,997 8,331 59,148
Larry Tiffany								
Mark D. Gessler								
Joanne M. Smith-Farrell, Ph.D. (1)	2/22/07 (7) 2/22/07 (7) 2/22/07 (7) 2/22/07 (7) 2/22/07 (8)	    	    31,427	    	    	16,908 16,908 16,908 16,908 	1.91 2.25 2.75 3.25 	13,695 12,005 10,145 8,454 60,026
_________________________________
(1)	Dr. Smith-Farrell resigned from the Company in July 2007 and all grants listed in this table were subsequently cancelled.
(2)
These shares represent an option award granted on July 9, 2007.  The option vests in four equal annual increments with the first increment vesting on the grant date and subsequent increments vesting on each of the three succeeding anniversaries of the grant date.

(3)
These shares represent a Restricted Share grant made on July 9, 2007 as to which 25,000 shares vested in 2007 as a result of the achievement of an operations-based performance target, 50,000 shares vested on March 21, 2008, and 55,000 shares subsequently did not vest and were cancelled because the achievement of certain operations-based performance targets were not met.

(4)	These shares represent an option award granted on February 22, 2007. Shares subject to the option shall vest at 1/10 per month beginning February 28, 2007.
(5)
These shares represent an option award granted on February 22, 2007.  Shares subject to the option shall vest 1/3 annually for a period of three years beginning on the first anniversary of the grant date.

(6)
These shares represent a Restricted Share grant made on February 22, 2007 as to which 15,484 shares vested in 2007 as a result of the achievement of an operations-based performance target and 15,484 shares will vest upon the achievement of an operations-based performance target.

(7)
These shares represent an option award granted on February 22, 2007.  Shares subject to the option shall vest 1/3 annually for a period of three years beginning on the first anniversary of the grant date.

(8)	These shares represent a Restricted Share grant made on February 22, 2007 as to which all of the shares will vest upon the achievement of an operations-based performance target.

Each of the Named Executive Officers has an employment agreement with the Company.  All of the NEO’s agreements are terminable at any time by either party, subject to a notice period of up to 30 days in certain circumstances and subject to the right of the executive to severance pay upon the occurrence of certain events.  The agreements provide for payment of salary, annual incentive compensation and severance payments, all as more fully described above in “Compensation Discussion and Analysis – Employment Agreements and Severance Programs” and below under “Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at December 31, 2007

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Charles L. Dimmler, III	20,000* 15,000* 15,000* 15,000* 15,000* 15,000* 15,000* 15,000* 30,000 	         	        90,000 (4) 	62.875 35.563 25.940 12.890 8.000 3.870 3.410 2.440 1.370 	2/1/2010 6/7/2010 6/6/2011 6/5/2012 6/4/2013 6/2/2014 6/1/2015 5/31/2016 7/8/2017 	         	         	         105,000 (6)	         85,050

Philip L. Rohrer, Jr. (1)	124,500 40,000 16,000 40,000 125,000 37,500 54,700	      	      	5.438 7.210 7.210 7.210 5.420 3.870 1.910	10/18/2009 2/1/2010 2/22/2011 9/24/2011 7/23/2013 6/2/2014 2/21/2017	      	      	      	      
F. Dudley Staples, Jr.	65,000 25,000     	     	  16,662 (5) 16,662 (5) 16,662 (5) 16,662 (5) 	8.810 3.870 1.910 2.250 2.750 3.250 	7/31/2012 6/2/2014 2/21/2017 2/21/2017 2/21/2017 2/21/2017 	      	      	      15,484 (7)	      12,542
Larry Tiffany (2)									
Mark D. Gessler (1)	150,000 96,000 80,000 80,000 175,000 50,000	     	     	4.750 7.210 7.210 7.210 5.420 3.870	3/18/2009 2/1/2010 6/7/2010 9/24/2011 7/23/2013 6/2/2014	     	     	     	     
Joanne M. Smith-Farrell, Ph.D. (3)									
_____________________________
* Options awarded for service as a non-employee director.
(1)	Options held by Messrs. Rohrer and Gessler are fully vested.
(2)	As of December 31, 2007, no options or shares have been awarded to Larry Tiffany.
(3)	Dr. Smith-Farrell resigned from the Company in July 2007.
(4)
These shares are the unvested and unexercisable portion of an option granted on July 9, 2007.  The option vests in four equal annual increments with the first increment vesting on the grant date and subsequent increments vesting on each of the three succeeding anniversaries of the grant date.

(5)
These shares are the unvested and unexercisable portion of an option granted on February 22, 2007.  The shares subject to the option shall vest 1/3 annually for a period of three years beginning on the first anniversary of the grant date.

(6)	These shares are the unvested portion of a Restricted Share granted on July 9, 2007 and will vest upon the achievement of operations-based performance targets and a time-based milestone.
(7)	These shares are the unvested portion of a Restricted Share granted on February 22, 2007 and will vest upon the achievement of an operations-based performance target.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles L. Dimmler, III			25,000	22,500
Philip L. Rohrer, Jr.				
F. Dudley Staples, Jr.			15,484	13,936
Larry Tiffany				
Mark D. Gessler				
Joanne M. Smith-Farrell, Ph.D.				

Potential Payments upon Termination or Change in Control

The Company has employment agreements with its senior executives that contain provisions benefiting each party to the agreement and such agreements typically included severance benefits, which are reflected below.  See also “Compensation Disclosure and Analysis – Severance Programs.”

Termination by Company Without “Cause”

In the event of a termination without “cause,” other than in connection with a “change of control,” the Company has agreed to provide Messrs Dimmler, Rohrer, and Staples  a payment equal to twelve (12) months of the executive’s current base salary, reimbursement of certain premiums for post-termination health insurance for the executive and any then-insured dependents, for up to 12 months, and third party outplacement assistance through a program and provider selected by the Company for a period of up to six months and not costing more than $20,000. The Company is also obligated to give an executive thirty (30) days prior written notice of termination without cause, but in practice may provide one additional months pay in lieu of such notice.  To obtain these severance benefits, an executive is required to sign a release of certain claims.  Mr. Gessler, who was eligible for these benefits prior to his ceasing to be an officer, received a severance payment in accordance with these terms in 2007.  Ms. Smith-Farrell, who was also eligible for such benefits but departed voluntarily in 2007, received no benefits, in accordance with the terms of the severance benefit.

 Pursuant to his employment agreement, in the event of termination without cause, Mr. Rohrer also is entitled to receive, in addition to any other payments, a lump sum payment equal to the unpaid balance of his annual salary and bonus.  In 2007, Mr. Tiffany was entitled to severance benefits unless he became entitled to a bonus in the event of a significant transaction involving the Genomics Division.  Once the division was sold, he no longer was entitled to severance.

Based upon a hypothetical termination date of December 31, 2007, assuming the executive received reimbursement of healthcare insurance premiums for the full twelve months, the value of the severance benefits that the Company would have been obligated to pay or provide if the executive had used all of the benefits would have been as follows:

Name	Base salary (1) ($)	Reimbursement of Insurance Premium (2) ($)	Outplacement Assistance Cost (3) ($)	Total ($)
Charles L. Dimmler, III	425,000	49	20,000	445,049
Philip L. Rohrer, Jr. (4)	275,000	12,010	20,000	307,010
F. Dudley Staples, Jr.	260,000	3,987	20,000	283,987
Larry Tiffany (5)				
Mark D. Gessler (6)				
Joanne M. Smith-Farrell, Ph.D. (6)				
_____________________________
(1)	Twelve months base salary.
(2)	Includes payment for continued coverage of dependents, if insured as of December 31, 2007.
(3)	Maximum amount that the Company has agreed to pay, which may substantially exceed the actual cost to the Company.
(4)	Does not include any unpaid balance of salary and bonus that otherwise would be payable upon a termination earlier in the year, but not for a termination as of December 31, 2007.
(5)
Upon completion of the sale of the assets of the Genomics Division and the subsequent receipt of amounts due for the successful completion of this transaction as shown in the Summary Compensation Table above, Mr. Tiffany was no longer eligible to receive termination benefits under the terms of his employment agreement.

(6)	As a result of their departures from the Company, these persons would not be eligible for severance as of such date.

Change in Control Payments

The Company has an Executive Severance Plan, which is referred to as the “COC Plan.”  The COC Plan applies to a termination of employment of an executive by the Company within three months before or thirteen months after a “change of control” of the Company. Benefits under the COC Plan are available if the executive:

•	is terminated without cause (as defined in the COC Plan),

•	resigns due to a constructive termination (as defined in the COC Plan), or

•	is terminated due to death or disability.

For executives who work exclusively or primarily with one or more, but less than all, of the Company’s “product groups,” a “change of control” under the COC Plan for those executives includes a sale of such product groups.

Each of the NEOs is eligible for benefits under the COC Plan.  Under the terms of this plan, an eligible executive whose employment was terminated by the Company without cause within three months before or thirteen months after a change of  control would be entitled to the following benefits:

•
a payment equal to twelve (12) months of the executive’s current base salary plus the annual full target bonus award that the executive was eligible to receive as of the date of termination, provided that if the termination is caused by death or disability, the payment based on salary is limited to six (6) months pay,

•
payment of the  premiums for post-termination health insurance for the executive and his then-insured dependents for 12 months (or six (6) months in the event of termination due to death or disability), and

•	outplacement assistance (unless termination is due to death or disability).

In addition, if the executive remains employed by the Company on the date of a change of control or was terminated without cause or as a result of constructive termination within three months prior to the change of control, all stock options held by the executive as of the date of the change of control become fully vested.

Based upon a hypothetical termination date of December 31, 2007, the value of the severance benefits that the Company would have been obligated to pay or provide in the event of a termination of employment without cause or as a result of a constructive termination, within three months before or thirteen months after a change of control, if the executive had used all of the benefits would have been as follows:

Name	Base Salary and Bonus (1) ($)	Accelerated Equity Awards (2) ($)	Reimbursement of Insurance Premium (3) ($)	Outplacement Assistance Cost (4) ($)	Total ($)
Charles L. Dimmler, III	595,000		84	20,000	615,084
Philip L. Rohrer, Jr. (5)	412,500		16,466	20,000	448,966
F. Dudley Staples, Jr.	338,000		5,431	20,000	363,431
Larry Tiffany (6)					
Mark D. Gessler (6)					
Joanne M. Smith-Farrell, Ph.D. (6)					
_____________________________
(1)	Includes twelve months base salary and the full annual target bonus.
(2)
As of December 31, 2007, Messrs. Dimmler and Staples held 90,000 and 66,648 unvested options, respectively, whose vesting would accelerate under a change-of-control; however as of December 31, 2007, the exercise price for these options was greater than then current market value and thus have been reflected as having a compensation value of $0.

(3)	Includes payment for continued coverage of dependents, if insured as of December 31, 2007.
(4)	Maximum amount that the Company has agreed to pay, which may substantially exceed the actual cost to the Company.
(5)	Does not include any unpaid balance of salary and bonus that otherwise would be payable upon a termination earlier in the year.
(6)
Under the terms of his employment agreement, Mr. Tiffany is not, and as a result of their departures, Mr. Gessler and Dr. Smith-Farrell are not eligible to receive payments in the event of a change of control.

Based upon a hypothetical termination date of December 31, 2007, the value of the severance benefits that the Company would have been obligated to pay or provide in the event of a termination of employment due to death or disability within three months before or thirteen months after a change of control if the executive had used all of the benefits would have been as follows:

Name	Base Salary and Bonus (1) ($)	Reimbursement of Insurance Premiums (2) ($)	Total ($)
Charles L. Dimmler, III	297,500	42	297,542
Philip L. Rohrer, Jr.	206,250	8,233	214,483
F. Dudley Staples, Jr.	169,000	2,717	171,717
Larry Tiffany (3)			
Mark D. Gessler (3)			
Joanne M. Smith-Farrell, Ph.D. (3)			
_____________________________
(1)	Includes six months base salary and full annual target bonus.
(2)
Includes payments for continued coverage of insured and dependents, if insured as of December 31, 2007, which would be lower in the event of termination due to death of the insured, rather than disability.

(3)
Under the terms of his employment agreement, Mr. Tiffany is not, and as a result of their departures, Mr. Gessler and Dr. Smith-Farrell are not eligible to receive payments in the event of death or disability.

Director Compensation

The table below summarizes the compensation paid by the Company to Directors for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards (4) ($)	All Other Compensation ($)	Total ($)
J. Stark Thompson, Ph.D.	81,019	39,110		120,129
Frank L. Douglas, M.D., Ph.D.	47,500	22,092		65,592
G. Anthony Gorry, Ph.D.	64,687	11,967		76,654
Michael J. Brennan, M.D., Ph.D.			50,000 (5)	50,000
Mark Gabrielson	38,043	5,322		43,365
David Urdal, Ph.D.	41,063	5,322		46,385
Lloyd I. Miller, III	44,750	5,210		49,960
Jules Blake Ph.D. (1)	28,500	6,496		34,996
Charles L. Dimmler (2)	18,750	3,419		22,169
Mark D. Gessler (3)	30,464			30,464
_________________________
(1)	Dr. Blake retired as a Director of the Company on June 7, 2007.
(2)
Represents amounts paid to Mr. Dimmler for his service during periods when he served solely as a director of the Company.  Other amounts received in his capacity as Chief Executive Officer are reflected in the Summary Compensation Table.

(3)
Represents amounts paid to Mr. Gessler for his service during periods when he served solely as a director of the Company.  Other amounts received in his capacity as Chief Executive Officer are reflected in the Summary Compensation Table.

(4)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R), and thus includes amounts from awards granted in and prior to 2007. As of December 31, 2007, each Director listed has the following number of options outstanding granted under the 1997 Non-Employee Directors’ Stock Option Plan: J.  Stark Thompson: 180,000; Frank L. Douglas: 75,000; G. Anthony Gorry: 142,500; Michael J. Brennan: 0; Mark Gabrielson: 30,000; David Urdal: 30,000; Lloyd I. Miller: 30,000; Jules Blake: 107,500; Charles L. Dimmler: 105,000; and Mark D. Gessler: 0.  In addition, each of Messrs. Dimmler and Gessler and Drs. Gory, Blake and Brennan had the following number of options outstanding granted under the 1997 Equity Incentive Plan: Charles L. Dimmler: 140,000; Mark D. Gessler: 631,000; G. Anthony Gorry: 42,500; Jules Blake: 20,000; and Michael J. Brennan: 196,000.  The grant-date fair market value of option awards in 2007 granted under the 1997 Non-Employee Directors’ Stock Option Plan were as follows: J. Stark Thompson: $12,800; Frank L. Douglas: $9,600; G. Anthony Gorry: $9,600; Michael J. Brennan: $0; Mark Gabrielson: $29,100; David Urdal: $29,100; Lloyd I. Miller: $24,300; Jules Blake: $0; Charles L. Dimmler: $0; and Mark D. Gessler: $0.

(5)
Compensation received pursuant to Dr. Brennan’s employment agreement with the Company. Dr. Brennan serves as the Director of Strategic Initiatives and receives a salary of $50,000 per year for such services. Dr. Brennan is eligible to receive benefits under the Company’s Executive Severance Plan in the event he is terminated in connection with a change of control. He is entitled to receive $25,000 upon termination if he is terminated other than for cause or if he terminates the agreement for good reason as defined in the agreement, and has agreed to certain non-compete and non-solicitation provisions during the term of the agreement and for a period of one year thereafter. Dr. Brennan is not separately compensated for his services as a director.

Cash Compensation

Each non-employee director other than the Chairman of the Board receives an annual retainer of $25,000 and the non-executive Chairman receives an annual retainer of $50,000. Each non-employee director (including the Chairman of the Board) also receives a fee of $1,500 per Board meeting attended, whether in person or by telephone, and (except for the Chairman unless otherwise determined) $1,000 per committee meeting not held in conjunction with a full Board meeting, whether in person or by telephone. The chairman of each of the Audit and Compensation Committees receives an additional $10,000 per year for serving as a chairman of these committees and the chairman of the Corporate Governance and Nominating Committee receives an additional $5,000 per year. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with Board meeting attendance.

The Corporate Governance and Nominating Committee presently is reviewing the Directors' compensation arrangements with the assistance of its outside compensation consultant and may recommend changes to these arrangements.

Equity Compensation

Each non-employee director receives automatic nonstatutory stock option grants under the 1997 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”).  Options are granted at fair market value. Vesting of any installment of options requires that the optionee has, during the entire period prior to such vesting installment date, continuously served as a Non-Employee director or employee of or consultant to the Company or any affiliate of the Company. Options have a 10 year term, unless terminated due to termination of the grantee’s service as a director or employee of or consultant to the Company or any affiliate of the Company. Upon termination of service, the optionee has the lesser of the balance of the option term or 12 months to exercise vested options (or 18 months if termination is due to the death of the grantee).

Initial grant: Upon election, each new director receives a grant of an option for 30,000 shares that vests in 4 equal annual installments on the anniversary of the date of grant and with the first installment vesting on the first anniversary of the date of grant. Upon appointment of a Non-Employee Director as the Chairman of the Board, the Non-Employee Chairman is automatically granted, on the date of such election or appointment, an option to purchase fifty thousand (50,000) shares of the common stock of the Company less, in the discretion of the Board, any unvested shares under any previous stock option received effective upon election or appointment as a Non-Employee Director under the preceding sentence.

Annual grant: Immediately following each annual meeting of stockholders, each person who is then a Non-Employee Director and who has continuously served as a Non-Employee Director for the six (6)-month period prior to the date of the such annual meeting of stockholders is automatically granted, an option to purchase fifteen thousand (15,000) shares of common stock of the Company that vests on the first anniversary of the date of grant.  In the case of a Non-Employee Chairman, instead of the annual grant provided in the preceding sentence, immediately following each annual meeting of stockholders, the Non-Employee Chairman shall automatically be granted (regardless of whether the Non-Employee Chairman has served as a Non-Employee Director for the six (6) month period prior to the date of such annual meeting of stockholders) an option to purchase twenty thousand (20,000) shares of common stock of the Company.

Compensation Committee Interlocks and Insider Participation

During the Company’s fiscal year ended December 31, 2007, the Compensation Committee consisted of Dr. Gorry (Chairman), Dr. Blake and Mr. Dimmler.  Effective March 21, 2007, Mr. Dimmler became Chief Executive Officer and President of the Company and is no longer a member of the Compensation Committee. Dr. Blake did not seek reelection and ceased to be a member of the Committee in June 2007, and Dr. Urdal became chairman in 2007. No one who was a member of the Compensation Committee in 2007 had ever served as an officer or employee of the Company or any of its subsidiaries.

None of the Company’s executive officers serves as a member of the compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s registered public accounting firm (“Independent Auditors”) and management to review accounting, auditing, internal controls and financial reporting matters.  The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls.  The Audit Committee, in carrying out its role, relies on the Company’s management and its independent auditors.

The Committee has reviewed and discussed with management the Company’s audited consolidated financial statements included in the 2007 Annual Report on Form 10-K.  The Committee has discussed with Ernst & Young LLP, the Company’s Independent Auditors, the matters required to be discussed by Statement on Auditing Standards No. 114 “The Auditor’s Communication With Those Charged With Governance” (“SAS 114”), as adopted by the Public Company Accounting Oversight Board.  SAS 114 requires the independent auditors to provide the Committee with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards; (ii) adoption of or changes in significant accounting policies; (iii) management judgments and estimates; (iv) any significant audit adjustments; (v) any disagreements with management; and (vi) any difficulties encountered in performing the audit. The Committee meets with the Independent Auditors, with and without management present, to discuss the results of their audit.  The Committee has received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board, with respect to any relationships between Ernst & Young LLP and the Company.  Ernst & Young LLP has discussed its independence with the Committee.  Based on the review and discussions described above with respect to the Company’s audited consolidated financial statements included in the Company’s 2007 Annual Report on Form 10-K, the Committee has recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Mark J. Gabrielson (Chairman from August 1, 2007)
J. Stark Thompson, Ph.D. (Chairman from March 21, 2007
through July 31, 2007 and current member)

FEES OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The following is a summary of the fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2007 and December 31, 2006:

Fee Category	2007 Fees ($)		2006 Fees ($)
Audit Fees	402,500		577,200
Audit-Related Fees	53,500	(1)	74,800	(2)
Tax Fees	70,500		126,000	(3)
All Other Fees			
Total Fees	526,500		778,000
_____________________________
(1)	Fees for work related to the sale of the Company’s Genomics Assets.
(2)	Includes $73,300 for fees for work related to the sale of the Company’s Preclinical Division.
(3)	Includes $50,000 for fees for an Internal Revenue Code Section 382 study on the Company’s net operating losses (“NOLs”), excluding NOLs assumed from acquisitions.

Audit Fees. These consist of fees billed for (i) professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Annual Report on Form 10-K, (ii) review of the interim consolidated financial statements included in the Quarterly Reports on Form 10-Q for the respective fiscal years, irrespective of the period in which the related services are rendered or billed, and (iii) services provided by Ernst & Young LLP in connection with regulatory filings, including accounting and financial work related to the proper application of financial accounting and/or reporting standards.

Audit-Related Fees. These consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under the caption “Audit Fees.” These services may include consultations related to internal control and compliance procedures, due diligence related to mergers and acquisitions and consultations concerning financial accounting and reporting standards.

Tax Fees. These consist of fees billed for professional services for tax return preparation, tax compliance, tax advice and tax planning.

All Other Fees. These consist of fees billed for services not captured in the other categories listed above.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT SERVICES AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee’s policy is to pre-approve, generally or specifically, all audit and permissible audit-related and non-audit services performed by the Company’s independent registered public accounting firm. Prior to engagement of the firm for the next year’s audit, the firm provides to the Audit Committee for approval the scope of the proposed audit and proposed related fees for services expected to be rendered during that year within each of applicable categories of services. The independent registered public accounting firm and management throughout the year report periodically to the Audit Committee as to the actual services received and fees incurred by category of service. The Audit Committee’s prior approval is to be obtained for the scope or cost of pre-approved services to be increased and for additional permissible non-audit services to be obtained.

In determining whether to pre-approve any given services, the Audit Committee considers whether such services are consistent with the continued independence of the independent registered public accounting firm under the SEC’s rules, whether the firm is best positioned to provide the most effective and efficient service, and whether the performance of the service by the firm might enhance the Company’s ability to manage or control risk or improve audit quality.

The Audit Committee has delegated to its Chairman authority between meetings to pre-approve permitted services to be provided by the independent registered public accounting firm. The Audit Committee Chairman must report any such authorizations to the Audit Committee at the next scheduled meeting.

TRANSACTIONS WITH RELATED PERSONS

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses (including attorney fees), witness fees, damages, judgments, fines and settlements he may be required to pay in actions or proceedings to which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Amended and Restated Bylaws.

On March 14, 2008, concurrently with the resignation of Lloyd I. Miller, III as a director of the Company, the Company entered into a Stock Purchase Agreement by and among Mr. Miller, Millfam II L.P., a Georgia limited partnership (together with Miller, the "Stockholders"), and the Company, pursuant to which the Company agreed to purchase an aggregate of 4,602,127 shares of the Company’s common stock from the Stockholders.  Mr. Miller is the sole manager of the sole general partner of the Millfam II L.P.  The purchase price for the shares was $0.709 per share, representing a trailing 30-day weighted average of closing prices for the 30 days preceding March 5, 2008, for an aggregate of $3,262,908.  The stock purchase represents 14.3% of the Company’s common stock outstanding prior to the purchase and Mr. Miller’s entire beneficial ownership interest in the Company. Following completion of the purchase, the Company had 27,570,461 outstanding shares of common stock. The Company used cash on hand to fund the purchase. In connection with the stock repurchase, the Company reimbursed Mr. Miller for $90,000 in legal fees and expenses and $35,500 in unpaid Director fees for the balance of his term.  Pursuant to Company policy, the Board of Directors approved this transaction.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our Proxy Statement may have been sent to multiple stockholders in your household.  The Company will promptly deliver a separate copy of the Proxy Statement to you if you write or call the Company’s Senior Director Investor Relations and Corporate Communications at the following address or telephone number and request such material:

ORE PHARMACEUTICALS INC.
610 Professional Drive, Suite 101
Gaithersburg, Maryland 20879
Attention: Senior Director, Investor Relations and Corporate Communications
Telephone: (240) 361-4433

If you would like to receive separate copies of the Company’s Proxy Statement or Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the address and telephone number set out above.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or with respect to any matters incidental to the conduct of the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in their discretion in accordance with their best judgment.

A copy of the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2007 is available without charge upon written request to: Corporate Communications, Ore Pharmaceuticals Inc., 610 Professional Drive, Suite 101, Gaithersburg, Maryland 20879 or is available from the Company’s website www.orepharma.com.

ORE PHARMACEUTICALS INC.
Gaithersburg, Maryland
April 18, 2008

Appendix A

FORM OF CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ORE PHARMACEUTICALS INC.

Ore Pharmaceuticals Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

                      1.           The name of the Corporation is Ore Pharmaceuticals Inc.

                      2.           The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary”) on November 26, 1997 under the name Gene Logic Inc.  A Certificate of Ownership and Merger was filed with the Secretary on October 31, 2001 and a Certificate of Amendment was so filed on December 18, 2007.

                      3.           Pursuant to Section 242 of the DGCL, at a meeting duly convened and held on March 21, 2008, the Board of Directors of the Corporation was advisable and directed that such proposed amendment be submitted for consideration and action thereon by the stockholders of the Corporation at the 2008 annual meeting of stockholders called pursuant to notice given in accordance with Section 222 of the DGCL:

The first paragraph of Article IV, Section A of the Amended and Restated Certificate of Incorporation, as amended, shall be deleted in its entirety and the following two paragraphs shall be substituted therefor:

This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”.  The total number of shares which the Corporation is authorized to issue is Seventy Million (70,000,000) shares.  Sixty Million (60,000,000) shares shall be common stock, each having a par value of one cent ($.01).  Ten Million (10,000,000) shares shall be Preferred Stock, each having par value of one cent ($.01).

At the time that this Certificate of Amendment becomes effective pursuant to the DGCL (the “Effective Time”), each five (5) shares of the Corporation’s Common Stock then issued and outstanding (the “Old Common Stock”) shall, automatically and without any action on the part of the respective holders thereof, be combined, converted and changed into one (1) share of Common Stock of the Corporation; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead round up to the nearest whole share such that holders who would otherwise be entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split will receive an additional fractional share of Common Stock in order to bring the number of shares held by the stockholder to a whole number of shares and, provided further, that neither the number of shares of Common Stock authorized pursuant to the first sentence of this Article Fourth nor the par value of such shares shall be altered.  Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock then outstanding shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock outstanding after the Effective Time into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each holder of record of a certificate that represented shares of
Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

                      4.           Pursuant to Section 242 of the DGCL, the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote on the matter voted in favor of, approved and adopted, the foregoing proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, at the 2008 annual meeting of stockholders duly convened and held on May 23, 2008.

                      5.           The foregoing amendment of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, was duly adopted in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.

                      6.           This Certificate of Amendment shall become effective at 5:00 p.m. Eastern Time on _______, 200_.

The Corporation has caused this Certificate of Amendment to be signed and executed in its corporate name by its Treasurer and attested to by its Secretary, who declare, affirm, acknowledge and certify, under the penalties of perjury, that this is their free act and deed and that the facts stated herein are true as of the _____ day of ______, 200_.

ATTEST		ORE PHARMACEUTICALS INC,
a Delaware corporation

By:		By:
	F. Dudley Staples, Jr., Corporate Secretary	Phillip L. Rohrer Jr., Treasurer

ORE PHARMACEUTICALS INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2008

The undersigned hereby appoints the Chief Executive Officer, Chief Financial Officer and General Counsel of Ore Pharmaceuticals Inc. (the “Company”), or any one of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices located at 50 West Watkins Mill Road, Gaithersburg, Maryland 20878, on Friday, May 23, 2008 at 9:30 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.  IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Please Mark Here for Address Change or Comments SEE REVERSE SIDE	⁭

Proposal 1:  To elect 2 directors to hold office until the 2011 Annual Meeting of Stockholders.

Nominees: (01) J. Stark Thompson and (02) Mark Gessler

[  ]    FOR all nominees listed (except as marked to the contrary below).

[  ]    WITHHOLD AUTHORITY to vote for all nominees listed.

To withhold authority to vote for any nominee(s) write such nominee(s)’ name(s) or number(s) below:

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

Proposal 2:                           To approve an amendment to the Amended and Restated Certificate of Incorporation of the Company to give effect to a one-for-five reverse stock split of the Company’s common stock.

 [  ] FOR            [  ] AGAINST               [  ] ABSTAIN

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.

Proposal 3: To ratify the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

[  ] FOR            [  ] AGAINST               [  ] ABSTAIN

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature___________________ Signature _____________________ Date__________, 2008

Please sign exactly as your name appears hereon.  If the stock is registered in the names of two or more persons, each should sign.  Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles.  If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title.  If signer is a partnership, please sign in partnership name by authorized person.

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING; BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/orxe Use the internet to vote you proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.  To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can now access your ORE PHARMACEUTICALS INC.  account online.

Access your Ore Pharmaceuticals Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services, LLC Transfer Agent for Ore Pharmaceuticals Inc., now makes it easy and convenient to get current information on your shareholder account.

•View account status •View certificate history •View book-entry information	•View payment history for dividends •Make address changes •Obtain a duplicate 1099 tax form •Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC